As filed with the Securities and Exchange Commission on April 9, 2008.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

__________________________

UNITED DEVELOPMENT FUNDING III, L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	20-3269195 (I.R.S. Employer Identification Number)

1702 N. Collins Boulevard, Suite 100
Richardson, Texas 75080
(Address of Principal Executive Offices, Including Zip Code)
___________________________

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of Class to Be Registered)	(Name of Exchange on Which Class Is to Be Registered)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.        ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.       ☒

Securities Act registration statement file number to which this form relates:  Registration No. 333-127891

Securities to be registered pursuant to Section 12(g) of the Act:

Units of Limited Partnership Interest
(Title of Class to Be Registered)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                      Description of Registrant’s Securities to be Registered.

United Development Funding III, L.P. (the “Registrant”) hereby incorporates by reference herein the description of the units of limited partnership interest appearing in the “Summary of Partnership Agreement” section of the prospectus contained in the Registrant’s registration statement on Form S-11, as declared effective by the Securities and Exchange Commission ("the commission") on May 15, 2006 (Registration No. 333-127891), and all amendments to such registration statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.                      Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have previously been filed with the Securities and Exchange Commission.
Exhibit Number	Description

1.
Second Amended and Restated Agreement of Limited Partnership of the Registrant (previously filed in and incorporated by reference to Exhibit B to the Registrant’s prospectus dated May 15, 2006 filed pursuant to Rule 424(b)(3) under the Securities Act of 1933 on May 18, 2006).

2.
Certificate of Limited Partnership of the Registrant (previously filed in and incorporated by reference to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-127891, filed on August 26, 2005).

3.
Form of Subscription Agreement (previously filed in and incorporated by reference to Exhibit C to Supplement No. 5 to the Registrant’s prospectus filed pursuant to Rule 424(b)(3) under the Securities Act of 1933, filed on December 21, 2007).

4.
Distribution Reinvestment Plan (previously filed in and incorporated by reference to Exhibit D to the Registrant’s prospectus dated May 15, 2006 filed pursuant to Rule 424(b)(3) under the Securities Act of 1933 on May 18, 2006).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNITED DEVELOPMENT FUNDING III, L.P.

By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
President and Chief Executive Officer of UMTH Land Development, L.P., sole general partner of the Registrant, and President and Chief Executive Officer of UMT Services, Inc., sole general partner of UMTH Land Development, L.P.
Date:  April 9, 2008